Exhibit 32.1

Section 1350 Certification of the Chief Executive and Chief Financial Officer

Certification pursuant to 18 U.S.C. Section 1350

As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Robert E. Kernan, Jr., President and Chief Executive Officer, and Menzo D. Case, Executive Vice President and Chief Financial Officer, of Seneca-Cayuga Bancorp, Inc. (the “Company”), each certify in his capacity as an officer of the Company that he has reviewed the Quarterly Report of the Company on Form 10-QSB for the quarter ended March 31, 2007 and that to the best of his knowledge:

1.	The report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

Date: May 14, 2007	/s/ Robert E. Kernan, Jr.	/s/ Menzo D. Case
	Robert E. Kernan, Jr. Chairman of the Board, President and Chief Executive Officer	Menzo D. Case Executive Vice President and Chief Financial Officer

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